Rainmaker Reports Fourth Quarter and Full Year 2011 Financial Results
Campbell, Calif., February 29, 2012 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading global provider of B2B e-commerce solutions that drive online sales and renewal for products, subscriptions and training for clients and their channel partners, today reported financial results for its fourth quarter and year ended December 31, 2011.
Net revenue in the fourth quarter of 2011 was $9.5 million, compared to net revenue in the fourth quarter of 2010 of $9.2 million. Fourth quarter 2011 net revenue grew 7% year-over-year compared to adjusted net revenue in the fourth quarter 2010 of $8.9 million, which excludes revenue from discontinued client programs.
Net revenue for 2011 was $37 million, compared to $42.8 million in 2010. 2011 net revenue grew 7% year-over-year compared to adjusted net revenue of $34.5 million in 2010, which excludes revenue from discontinued client programs and a non-recurring contract buyout.
See Exhibit A for a reconciliation of GAAP net revenue to adjusted net revenue.
Recent Business Highlights

•	Announcing today new client for e-commerce for a global subscription program

•	Announcing today new client for e-commerce for software downloads

•	Announcing today new client for e-commerce for technology products

•	Renewed multiple existing e-commerce agreements including first ever five-year contract

•	Signed new B2B sales program for an existing major software client

•	Further lowered break-even point through additional cost reductions of $2 million annually, bringing total annual cost reductions to $5 million annually

•	Reduced fourth quarter net loss by $800,000, representing second consecutive quarterly sequential decrease

•	Approximately 50% improvement in adjusted EBITDA over the last two quarters

•	Appointed new Chief Technology Officer with strong e-commerce, IT, and engineering experience

•	Released latest enhancement to SaaS B2B e-commerce solution that empowers users with full control of their e-commerce environment

Rainmaker CEO and Chairman Michael Silton commented, “In the fourth quarter, we substantially decreased our quarterly net loss, improved gross margins, and made additional substantial cost reductions that further lower our revenue breakeven point. We continued to win significant new business with our B2B e-commerce strategy. Additionally, we recently launched pilot programs that we hope to convert into substantial full programs. Between the signings we've had and converting the pilots that are in process today, we believe that with anticipated ramp, we have sufficient business already in hand to return to positive cash flow.”
Gross margin in the fourth quarter of 2011 improved sequentially to 37%, compared to 34% in the preceding quarter.
Net loss for the fourth quarter of 2011 was $1.9 million, or a loss of $0.07 per share, compared to a net loss in the preceding quarter of $2.7 million, or a loss of $0.11 per share, and a net loss in the fourth quarter of 2010 of $2.8 million, or a loss of $0.13 per share. Net loss for the fourth quarter of 2011 included approximately $300,000 in one-time severance and other costs related to cost reduction initiatives.
Fourth quarter 2011 non-GAAP net loss, which excludes stock-based compensation expense of $474,000, amortization of intangible assets from acquisitions of $51,000, and a $203,000 favorable change in fair value of warrant liability, was $1.6 million, or a loss of $0.06 per share, compared to a non-GAAP net loss in the fourth quarter of 2010 of $2.0 million, or a loss of $0.10 per share, which excludes stock-based compensation expense of $797,000, a $234,000 net revenue adjustment, amortization of intangible assets from acquisitions of $139,000 and $68,000 of facility closure costs. See Exhibit B for a reconciliation of GAAP net loss to non-GAAP net loss.
Non-GAAP net loss for the year ended 2011, which excludes stock-based compensation expense of $2.1 million, amortization of intangible assets from acquisitions of $331,000, and a $298,000 favorable change in fair value of warrant liability, was $8.7 million, or a loss of $0.35 per share, compared to a 2010 non-GAAP net loss of $10.9 million, or a loss of $0.53 per share, which excludes a non-recurring contract buyout of $4.6 million, stock-based compensation expense of $3.0 million, a $1 million net revenue adjustment, a $740,000 investment write-down, amortization of intangible assets from acquisitions of $689,000 and facility closure costs of $568,000. See Exhibit B for a reconciliation of GAAP net loss to non-GAAP net loss.
Fourth quarter 2011 adjusted EBITDA, which excludes non-cash stock compensation expense, was negative $932,000, compared to negative $1.3 million in the preceding quarter. See Exhibit C for a reconciliation of GAAP net loss to EBITDA and adjusted EBITDA.
Total shares outstanding at December 31, 2011 were approximately 26.8 million common shares, which include approximately 1.3 million unvested restricted shares. In addition, Rainmaker had 1.0 million unexercised options outstanding with a weighted average exercise price of approximately $1.59 per share and 1.6 million unexercised warrants outstanding with a weighted average exercise price of approximately $1.38.
Total cash and cash equivalents were $8.7 million at December 31, 2011, compared to $10.5 million at September 30, 2011. Our fourth quarter change in cash included an unfavorable impact of $328,000 in balance sheet timing changes and does not reflect a benefit from our cost reduction actions due to their timing and associated one-time costs.
Conference Call
Rainmaker Systems will host a conference call and webcast today at 1:30 p.m. Pacific Time to discuss its fourth quarter and full year 2011 financial results. Those wishing to participate in the live call should dial (877) 941-0844 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call's conclusion by dialing (800) 406-7325 and entering 4514694 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investors section of Rainmaker's website at www.rainmakersystems.com. A webcast replay of the conference call will be available for one year on the Conference Calls/Events page of the Investors section at www.rainmakersystems.com.
Discussion of Non-GAAP Financial Measures
Rainmaker Systems' management evaluates and makes operating decisions using various performance measures. In addition to GAAP results, Rainmaker also considers adjusted net revenue, non-GAAP net loss and non-GAAP net loss per share, EBITDA and adjusted EBITDA, which excludes non-cash stock compensation expense from EBITDA. These non-GAAP measures are derived from the revenue generated by Rainmaker's business and the costs directly related to the generation of that revenue, such as costs of services, sales and marketing expenses, technology expenses and general and administrative expenses, that management considers in evaluating the Company's operating performance. These non-GAAP measures exclude certain revenues and expenses that management does not consider to be related to the Company's core operating performance.
Adjusted net revenue, Non-GAAP net loss, non-GAAP net loss per share, EBITDA and adjusted EBITDA are supplemental measures of Rainmaker's performance that are not required by, or presented in accordance with GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of liquidity. Rainmaker presents these non-GAAP measures because management considers them to be important supplemental measures of Rainmaker's operating performance and profitability trends, and because management believes they give investors useful information on period-to-period performance as evaluated by management. Rainmaker believes that the use of these non-GAAP measures provides consistency and comparability with Rainmaker's past financial reports and also facilitates comparisons with other companies in Rainmaker's industry, a number of which use similar non-GAAP financial measures to supplement their GAAP results. Management has used these non-GAAP measures when evaluating operating performance because management believes that the inclusion or exclusion of the items described above provides an additional measure of the Company's core operating results and facilitates comparisons of the Company's core operating performance against prior periods and the Company's business model objectives. Rainmaker has chosen to provide this information to investors to enable them to perform additional analysis of past, present and future operating performance and as a supplemental means to evaluation of the Company's ongoing core operations.
Non-GAAP net loss was $1.6 million for the fourth quarter of 2011 and consists of net loss excluding stock based compensation expense, amortization of purchased intangible assets, loss on fair value re-measurement and change in fair value of warrant liability. Stock based compensation expense was $474,000 for the three months ended December 31, 2011 and represents the current quarter recognition of compensation expense related to stock options and restricted stock awards granted prior to and during the quarter. The change in fair value of warrant liability was a $203,000 gain for the three months ended December 31, 2011 and related to a reduction in the fair value of the common stock warrant liability from the June 2011 equity financing. Amortization of intangible assets was $51,000 for the three months ended December 31, 2011. See Exhibit B for a reconciliation of GAAP net loss to non-GAAP net loss.

EBITDA was negative $1.4 million for the fourth quarter of 2011. EBITDA consists of net loss excluding interest and other expense, income taxes, depreciation & amortization and certain other non-cash items. Non-cash charges for depreciation of property and equipment were $567,000 for the three months ended December 31, 2011. The change in fair value of warrant liability was a $203,000 gain for the three months ended December 31, 2011 and related to a reduction in the fair value of the common stock warrant liability from the June 2011 equity financing. Interest and other expense was $103,000 for the three months ended December 31, 2011. We have a credit provision for income taxes of $31,000 for the three months ended December 31, 2011. Non-cash charges for amortization of acquisition related intangibles were $51,000 for the three months ended December 31, 2011. Adjusted EBITDA was negative $932,000 for the three months ended December 31, 2011 and adds back to EBITDA non-cash stock based compensation expense of $474,000 incurred in the fourth quarter of 2011. See Exhibit C for a reconciliation of GAAP net loss to EBITDA and adjusted EBITDA.

About Rainmaker
Rainmaker Systems, Inc. is a leading global provider of B2B e-commerce solutions that drive online sales and renewal for products, subscriptions and training for our clients and their channel partners. Rainmaker provides these solutions on a consistent, global basis supporting multiple payment methods, currencies and language capabilities. For more information, visit www.rainmakersystems.com or call 800-631-1545.
NOTE: Rainmaker Systems and the Rainmaker logo are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.
This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our client concentration, as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the current difficult macro-economic environment and its impact on our business, as our clients are reducing their overall marketing spending and our clients' customers are reducing their purchase of services contracts, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, and the financial condition of our clients' businesses, our ability to raise additional equity or debt financing, and other factors detailed in the Company's filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.
CONTACT:

Timothy Burns	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	MKR Group, Inc.
(512) 949-6021	(323) 468-2300
timothy.burns@rmkr.com	rmkr@mkr-group.com
– Financial tables to follow –

RAINMAKER SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$8,749	$12,171
Restricted cash	18	88
Accounts receivable, net	6,259	6,889
Prepaid expenses and other current assets	949	1,087
Total current assets	15,975	20,235
Property and equipment, net	4,661	6,140
Intangible assets, net	103	432
Goodwill	5,268	5,269
Other non-current assets	765	833
Total assets	$26,772	$32,909
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,525	$6,706
Accrued compensation and benefits	1,239	1,168
Other accrued liabilities	3,181	2,792
Deferred revenue	2,640	2,820
Current portion of capital lease obligations	106	—
Current portion of notes payable	4,936	2,520
Total current liabilities	18,627	16,006
Deferred tax liability	473	384
Long-term deferred revenue	103	244
Common stock warrant liability	517	—
Other long-term liabilities	—	182
Capital lease obligations, less current portion	11	—
Notes payable, less current portion	—	1,834
Total liabilities	19,731	18,650
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 28,686,486 shares issued and 26,812,935 shares outstanding at December 31, 2011, and 24,750,009 shares issued and 23,275,199 shares outstanding at December 31, 2010	26	22
Additional paid-in capital	129,373	124,826
Accumulated deficit	(117,926)	(106,947)
Accumulated other comprehensive loss	(1,827)	(1,375)
Treasury stock, at cost, 1,873,551 shares at December 31, 2011 and 1,474,810 shares at December 31, 2010	(2,605)	(2,267)
Total stockholders’ equity	7,041	14,259
Total liabilities and stockholders’ equity	$26,772	$32,909

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net revenue	$9,531	$9,194	$37,026	$42,768
Cost of services	5,987	5,754	24,152	23,871
Gross margin	3,544	3,440	12,874	18,897
Operating expenses:
Sales and marketing	969	668	3,970	3,713
Technology and development	1,650	2,093	7,557	9,159
General and administrative	2,331	2,105	8,703	10,075
Depreciation and amortization	618	1,191	3,498	4,816
Loss (gain) on fair value re-measurement	—	—	44	(190)
Total operating expenses	5,568	6,057	23,772	27,573
Operating loss	(2,024)	(2,617)	(10,898)	(8,676)
Gain due to change in fair value of warrant liability	(203)	—	(298)	—
Interest and other expense, net	103	85	264	995
Loss before income tax expense	(1,924)	(2,702)	(10,864)	(9,671)
Income tax expense (benefit)	(31)	66	115	279
Net loss	$(1,893)	$(2,768)	$(10,979)	$(9,950)
Basic and diluted net loss per share	$(0.07)	$(0.13)	$(0.44)	$(0.49)
Weighted average common shares
Basic and diluted	26,838	20,712	25,050	20,380

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2011	2010
Operating activities:
Net loss	$(10,979)	$(9,950)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	3,167	4,127
Amortization of intangible assets	331	689
Loss (gain) on fair value re-measurement	44	(190)
Gain due to change in fair value of warrant liability	(298)	—
Stock-based compensation expense	2,066	2,970
Provision for allowances for doubtful accounts	49	226
Gain (loss) on disposal of fixed assets	2	10
Write-down of investment	—	740
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	519	1,163
Prepaid expenses and other assets	3	461
Accounts payable	(191)	(1,728)
Accrued compensation and benefits	(51)	(90)
Other accrued liabilities	261	674
Income tax payable	(93)	(145)
Deferred tax liability	91	47
Deferred revenue	(307)	14
Net cash used in operating activities	(5,386)	(982)
Investing activities:
Purchases of property and equipment	(1,666)	(3,170)
Restricted cash, net	70	(75)
Acquisition of business, net of cash acquired	—	(582)
Repayment of note receivable	—	1,250
Net cash used in investing activities	(1,596)	(2,577)
Financing activities:
Proceeds from issuance of common stock from offering	3,285	—
Proceeds from issuance of common stock from option exercises	15	18
Proceeds from borrowings	1,224	3,187
Repayment of borrowings	(680)	(2,249)
Net proceeds of overdraft facility	46	356
Proceeds from capital lease obligations	216	—
Repayment of capital lease obligations	(99)	(240)
Tax payments in connection with treasury stock surrendered	(223)	(455)
Purchases of treasury stock	—	(98)
Net cash provided by financing activities	3,784	519
Effect of exchange rate changes on cash	(224)	82
Net decrease in cash and cash equivalents	(3,422)	(2,958)
Cash and cash equivalents at beginning of year	12,171	15,129
Cash and cash equivalents at end of year	$8,749	$12,171
Supplemental disclosures of cash flow information:
Cash paid for interest	$248	$235
Cash paid for income taxes	$121	$316
Supplemental disclosures of non-cash investing and financing activities:
Common stock issued in acquisitions	$—	$701
Notes payable issued in acquisitions	$—	$321
Common stock warrants issued	$815	$—

RAINMAKER SYSTEMS, INC.
EXHIBIT A
RECONCILIATION OF GAAP NET REVENUE TO ADJUSTED NET REVENUE (1)
(In thousands)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Net revenue - GAAP basis	$9,531	$9,194	$37,026	$42,768
Non-recurring contract buyout (2)	—	—	—	(4,650)
Discontinued client revenue (3)	—	(249)	—	(3,614)
Adjusted net revenue – Non-GAAP basis	9,531	8,945	37,026	34,504

 _______________________________

(1)
To supplement our financial results presented on a GAAP basis, we use adjusted net revenue, which excludes revenue from discontinued programs. We believe adjusted net revenue provides useful information to investors regarding the performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Adjusted net revenue is not meant to be considered in isolation or as a substitute for GAAP net revenue, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(2)
We have excluded a one-time buyout of a client contract in the amount of $4.6 million, accounted for as revenue in the quarter ended March 31, 2010. This amount represented approximately six months of revenue under that contract, which the Company would have expected to earn during the period from the termination of the contract at the end of February 2010 through the end of the minimum term of the contract.

(3)	We have excluded revenue from client programs that were discontinued during 2010 and 2009.

RAINMAKER SYSTEMS, INC.
EXHIBIT B
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS (1)
(In thousands, except per share)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Net loss - GAAP basis	$(1,893)	$(2,768)	$(10,979)	$(9,950)
Stock compensation adjustments (2):
Cost of services	23	27	106	145
Sales and marketing	27	55	170	235
Technology and development	38	67	186	346
General and administrative	386	648	1,604	2,244
Non-recurring contract buyout (3)	—	—	—	(4,650)
Net revenue adjustment (3)	—	(234)	—	(1,043)
Amortization of intangible assets (4)	51	139	331	689
Loss (gain) on fair value re-measurement (5)	—	—	44	(190)
Gain due to change in fair value of warrant liability (5)	(203)	—	(298)	—
Write-down of investment (6)	—	—	—	740
Facility closures (7)	—	68	99	568
Net loss – Non-GAAP basis	$(1,571)	$(1,998)	$(8,737)	$(10,866)

Diluted weighted average shares outstanding	26,838	20,712	25,050	20,380

Non-GAAP diluted net loss per share	$(0.06)	$(0.10)	$(0.35)	$(0.53)

____________________________________

(1)
To supplement our financial results presented on a GAAP basis, we use non-GAAP net loss, which excludes certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation and non-recurring items. As we have completed several acquisitions since 2005, we believe non-GAAP net loss provides useful information to investors regarding the underlying business trends and performance of the Company's ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net loss is not meant to be considered in isolation or as a substitute for GAAP net loss, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(2)
We estimate the fair value of share based payment awards on the date of grant using an option-pricing model for option grants and our closing share price as reported on NASDAQ for restricted share grants. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods. Stock-based compensation expenses will recur in future periods.

(3)
During the first quarter of 2010, we received a one-time buyout of a client contract in the amount of $4.6 million, accounted for as revenue. This amount represented approximately six months of revenue under that contract, which the Company would have expected to earn during the period from the termination of the contract at the end of February 2010 through the end of the minimum term of the contract. In the second and fourth quarters of 2010, we recognized as revenue one-time adjustments for non-continued programs in the amounts of $809,000 and $234,000, respectively.

(4)
We have excluded the effect of amortization of intangibles from our non-GAAP net loss. We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring.

(5)
In the year ended December 31, 2011, we recorded a loss on fair value re-measurement of $44,000 related to the change in the accrued estimated liability for the potential earnout from the acquisition of Optima. In the quarter and year ended December 31, 2011, we recorded a gain in fair value of the warrant liability of $203,000 and $298,000, respectively, related to a reduction in the common stock warrant liability from the June 2011 equity financing.

(6)	We have excluded the effect of a non-cash charge recognized in the first quarter of 2010 to write-down the carrying value of our minority equity investment of $740,000.

(7)
In the quarter ended September 30, 2010, we decided to close our facility in Montreal and took a charge of approximately $500,000 that consisted of approximately $106,000 related to the write-off of remaining leasehold improvements, furniture and fixtures; $362,000 related to the present value of the remaining lease payments net of the potential sublease proceeds and $32,000 related to terminations costs for vendor service contracts. In the quarters ended December 31, 2010 and March 31, 2011, we recorded charges of $68,000 and $99,000, respectively, as we revised the estimated value of remaining lease payments net of the potential sublease proceeds.

RAINMAKER SYSTEMS, INC.
EXHIBIT C
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA (1)
(In thousands)
(Unaudited)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,
	2011	2011	2010	2011	2010
Net loss	$(1,893)	$(2,686)	$(2,768)	$(10,979)	$(9,950)
Add:
Provision (benefit) for income taxes	(31)	9	66	115	279
Depreciation of property and equipment	567	705	1,052	3,167	4,127
Amortization of intangible assets	51	70	139	331	689
Loss (gain) on fair value re-measurement	—	114	—	44	(190)
Gain due to change in fair value of warrant liability	(203)	(70)	—	(298)	—
Interest and other expense, net	103	73	85	264	995
	487	901	1,342	3,623	5,900

EBITDA – Non-GAAP basis	$(1,406)	$(1,785)	$(1,426)	$(7,356)	$(4,050)
Add:
Stock based compensation	474	534	797	2,066	2,970

Adjusted EBITDA – Non-GAAP basis	$(932)	$(1,251)	$(629)	$(5,290)	$(1,080)

 _______________________________

(1)
To supplement our financial results presented on a GAAP basis, we use EBITDA, which excludes certain cash and non-cash expenses, and adjusted EBITDA, which excludes stock based compensation from EBITDA. We believe EBITDA and adjusted EBITDA provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period over period comparisons of such operations. EBITDA and adjusted EBITDA are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We regularly use EBITDA and adjusted EBITDA internally to manage our business and make operating decisions.